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                          EXHIBIT INDEX



Exhibit No.         Description                        Page
-----------         -----------                        ----

   A         Consolidated Balance Sheet at            Filed
             December 31, 1997                        herewith
             (Unaudited, subject to adjustment)

   B1        Consolidated Statement of Income and     Filed
             Accumulated Deficit For the Quarter      herewith
             ended December 31, 1997
             (Unaudited, Subject to Adjustment)

   C1        Consolidated Statement of Cash Flows     Filed
             For the Quarter Ended December 31, 1997  herewith
             (Unaudited, Subject to Adjustment)


   B2        Consolidated Statement of Income and     Filed
             Accumulated Deficit For the Twelve       herewith
             Months ended December 31, 1997
             (Unaudited, Subject to Adjustment)

   C2        Consolidated Statement of Cash Flows     Filed
             For the Twelve Months December 31, 1997  herewith
             (Unaudited, Subject to Adjustment)